UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2024

NeueHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9250 NW 36th St Suite 420, Doral, Florida	33178
(Address of principal executive offices)	(Zip Code)

(612) 238-1321

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NEUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 23, 2024, NeueHealth, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NH Holdings 2025, Inc., a Delaware corporation (“Parent”), and NH Holdings Acquisition 2025, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things and on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are indirectly controlled by private investment funds affiliated with New Enterprise Associates, Inc. (“NEA”).

In connection with the execution of the Merger Agreement, certain stockholders of the Company (the “Rollover Holders”) have entered into rollover agreements (the “Rollover Agreements”) with NH Holdings 2025 SPV, L.P., a Delaware limited partnership of which Parent is a wholly owned subsidiary (“Ultimate Parent”), Parent and Merger Sub, pursuant to which, among other things and on the terms and subject to the conditions set forth therein, the Rollover Holders have agreed to contribute all of their shares of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”), Series A Convertible Perpetual Preferred Stock of the Company, par value $0.0001 per share (the “Company Series A Preferred Stock”), and/or Series B Convertible Perpetual Preferred Stock of the Company, par value $0.0001 per share (the “Company Series B Preferred Stock” and, together with the Company Series A Preferred Stock, the “Company Preferred Stock”), to Ultimate Parent immediately prior to the effective time of the Merger (the “Effective Time”) in exchange for the issuance to the Rollover Holders of limited partnership interests in Ultimate Parent. The Rollover Agreements are further described below.

The Merger Agreement provides that, at the Effective Time, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares owned immediately prior to the Effective Time by the Company, Ultimate Parent, Parent, Merger Sub or any of their respective subsidiaries (including shares contributed to Ultimate Parent prior to the Effective Time pursuant to the Rollover Agreements or other similar agreements), which will be canceled for no consideration, and Dissenting Shares (as defined below)) will be converted into the right to receive $7.33 in cash, without interest and less any applicable withholding taxes (the "Merger Consideration"). Shares of Company Common Stock with respect to which a demand for appraisal has been validly made (and not forfeited or withdrawn) in accordance with Delaware law (“Dissenting Shares”) will be entitled to receive payment of the appraised value of such shares as provided by Delaware law.

The board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of a special committee of the Company Board (the “Special Committee”) composed entirely of independent and disinterested directors and advised by its own independent legal and financial advisors, unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and resolved to recommend that the stockholders of the Company approve and adopt the Merger Agreement.

If the Merger is consummated, the Company Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

Treatment of Equity Awards

The Merger Agreement provides for the following treatment of outstanding Company equity awards at the Effective Time:

•	Each option to purchase shares of Company Common Stock, whether vested or unvested, that has a per share exercise price less than the Merger Consideration will be, at the election of Parent, either (a) assumed by Parent or (b) converted into the right to receive an amount in cash equal to the product of (i) the excess of the Merger Consideration over the applicable per share exercise price of such option, multiplied by (ii) the total number of shares of Company Common Stock subject to such option immediately prior to the Effective Time.

•	Each option to purchase shares of Company Common Stock, whether vested or unvested, that has a per share exercise price equal to or greater than the Merger Consideration will be, at the election of Parent, either (a) assumed by Parent or (b) canceled for no consideration.

•	Each restricted stock unit of the Company with respect to shares of Company Common Stock that is subject solely to service-based vesting requirements (and not performance-based vesting requirements) (each, a “Company RSU”) will be, at the election of the holder, either (a) assumed by Parent and adjusted into a restricted stock unit of Parent (each, a “Parent RSU”) with respect to a number of shares of common stock of Parent equal to the number of shares of Company Common Stock subject to such Company RSU and having the same vesting and other terms and conditions as such Company RSU or (b) assumed by Parent and adjusted into a Parent RSU with respect to a number of shares of common stock of Parent equal to the number of shares of Company Common Stock subject to such Company RSU and having the same vesting and other terms and conditions as such Company RSU, except that the vesting of such Parent RSU will also be contingent upon the occurrence of a change of control or an initial public offering of the Company within a specified period after the date on which the Merger occurs (“Double-Trigger Parent RSUs”). Holders of Company RSUs who elect to receive Double-Trigger Parent RSUs will also receive an additional grant of Parent RSUs with respect to a number of shares of common stock of Parent that is equal to 20% of the number of shares of Company Common Stock subject to the Company RSUs held by such holder immediately prior to the Effective Time, which will be subject to certain additional time-based and performance-based vesting requirements.

•	Each restricted stock unit of the Company with respect to shares of Company Common Stock that is subject to performance-based vesting requirements will be canceled for no consideration.

Conditions to the Merger

The completion of the Merger is subject to the fulfillment or waiver of certain customary mutual closing conditions, including (a) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted basis), voting together as a single class, that are entitled to vote thereon (the “Company Stockholder Approval”), (b) the absence of any law or order prohibiting, enjoining or making illegal the consummation of the Merger and (c) all specified regulatory filings and approvals required in connection with the transactions contemplated by the Merger Agreement having been made or received, as applicable. The obligation of each party to consummate the Merger is also subject to the fulfillment or waiver of certain customary unilateral closing conditions, including the other party’s (or parties’) representations and warranties being true and correct (subject to certain customary materiality qualifiers) and the other party (or parties) having performed in all material respects its (or their) obligations under the Merger Agreement. The obligation of each of Parent and Merger Sub to consummate the Merger is additionally conditioned upon there not having been imposed any Burdensome Condition (as defined in the Merger Agreement) in connection with the receipt of the regulatory approvals required in connection with the transactions contemplated by the Merger Agreement. The consummation of the Merger is not subject to any financing condition.

Go-Shop; No-Shop

During the period beginning on the date of the Merger Agreement and continuing until 12:01 a.m. New York City time on January 23, 2025 (the “No-Shop Start Date”), the Company is permitted to solicit, initiate and facilitate alternative acquisition proposals from third parties and provide non-public information to, and engage in discussions and negotiations with, third parties with respect to alternative acquisition proposals.

After the No-Shop Start Date, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and engage in discussions or negotiations with, third parties regarding alternative acquisition proposals, except that, until the receipt of the Company Stockholder Approval, the Company may continue to engage in the aforementioned activities with any third party that made an alternative acquisition proposal to acquire 50% or more of the assets or total voting power of the equity securities of the Company prior to the No-Shop Start Date that the Special Committee (or the Company Board, acting upon the recommendation of the Special Committee) has determined in good faith constitutes or would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement) and that has not terminated or been withdrawn (each, an “Excluded Party”). The “no-shop” restrictions are additionally subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide non-public information to, and engage in discussions or negotiations with, third parties with respect to an alternative acquisition proposal if the Special Committee (or the Company Board, acting upon the recommendation of the Special Committee) determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal constitutes or would reasonably be expected to result in a Superior Proposal and the failure to take such actions would be inconsistent with its fiduciary duties pursuant to applicable law.

In the event that an Intervening Event (as defined in the Merger Agreement) occurs or the Company receives a bona fide written alternative acquisition proposal that did not result from a breach of the “no-shop” restrictions in the Merger Agreement and that the Special Committee (or the Company Board, acting upon the recommendation of the Special Committee) determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then, on the terms and subject to the conditions set forth in the Merger Agreement, the Special Committee and/or the Company Board may, in certain circumstances prior to the receipt of the Company Stockholder Approval and subject to certain notice and “matching” rights of Parent, change its recommendation that the Company’s stockholders adopt the Merger Agreement.

Termination and Fees

The Merger Agreement contains customary termination rights for the Company (acting with the prior authorization of the Special Committee) and Parent, including, among other circumstances, (a) by either party in the event that the consummation of the Merger does not occur on or before September 23, 2025, subject to up to two consecutive three-month extensions if, on such date (or the extension thereof), all of the closing conditions in the Merger Agreement except for those relating to regulatory approvals have been satisfied or waived, (b) by either party in the event that the Company Stockholder Approval is not obtained at a meeting of the Company’s stockholders at which a vote on the adoption of the Merger Agreement was held, (c) by Parent, prior to the receipt of the Company Stockholder Approval, in the event of an adverse change of the Special Committee’s or Company Board’s recommendation that the Company’s stockholders adopt the Merger Agreement, (d) by the Company, prior to the receipt of the Company Stockholder Approval, in order to enter into a definitive acquisition agreement with respect to a Superior Proposal and (e) by the Company, in the event that Parent has failed to consummate the Merger when required under the Merger Agreement after the Company has confirmed in writing that it is ready, willing and able to consummate the Merger.

If the Merger Agreement is terminated in certain specified circumstances, the Company will be required to pay a termination fee to Parent. If the termination fee becomes payable as a result of the Company terminating the Merger Agreement prior to the receipt of the Company Stockholder Approval in order to enter into a definitive acquisition agreement with respect to a Superior Proposal by an Excluded Party, or as a result of Parent terminating the Merger Agreement due to an adverse change of the Special Committee’s or Company Board’s recommendation that the Company’s stockholders adopt the Merger Agreement in connection with an alternative acquisition proposal made by an Excluded Party, then the amount of the termination fee will be $1,500,000. If the termination fee becomes payable in other circumstances, then the amount of the termination fee will be $3,600,000.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the Effective Time. Each of Parent, Merger Sub and the Company has agreed to use reasonable best efforts to take all actions necessary, proper or advisable under applicable law to consummate the Merger, including cooperating to obtain the regulatory approvals necessary to complete the Merger, subject to certain limitations set forth in the Merger Agreement (including that none of Parent, Merger Sub or any of their affiliates are obligated to agree or otherwise become subject to any Burdensome Condition).

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or any of their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties in the Merger Agreement may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the Proxy Statement (as defined below) and/or the Schedule 13E-3 (as defined below) that the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the SEC.

Rollover Agreements

In connection with the execution of the Merger Agreement, on December 23, 2024, the Rollover Holders entered into the Rollover Agreements with Ultimate Parent, Parent and Merger Sub, pursuant to which, among other things and on the terms and subject to the conditions set forth therein, the Rollover Holders have agreed to contribute all of their shares of Company Common Stock and/or Company Preferred Stock to Ultimate Parent immediately prior to the Effective Time in exchange for the issuance to the Rollover Holders of limited partnership interests in Ultimate Parent. Additionally, certain of the Rollover Holders agreed pursuant to their respective Rollover Agreements, on the terms and subject to the conditions set forth therein, to vote all of their shares of Company Common Stock and/or Company Preferred Stock in favor of the adoption of the Merger Agreement. The Rollover Holders collectively hold, as of the date hereof, approximately 64% of the outstanding shares of Company Common Stock and all of the outstanding shares of Company Series A Preferred Stock and Company Series B Preferred Stock.

Equity Commitment Letter and Limited Guarantee

In connection with the execution of the Merger Agreement, on December 23, 2024, certain private investment funds affiliated with NEA (the “Sponsors”) entered into (a) an equity commitment letter (the “Equity Commitment Letter”) with Parent, pursuant to which, on the terms and subject to the conditions set forth therein, the Sponsors agreed to provide certain equity financing to Parent up to an aggregate amount as set forth therein for the purpose of financing the Merger Consideration and the other payment obligations of Parent, Merger Sub and, following the Effective Time, the Company under the Merger Agreement, and (b) a limited guaranty in favor of the Company, pursuant to which, on the terms and subject to the conditions set forth therein, the Sponsors guaranteed to the Company the payment of all of the liabilities and obligations of Parent and Merger Sub under the Merger Agreement, subject to an aggregate cap as set forth therein. The Company is a third party beneficiary of the Equity Commitment Letter and has the right to seek specific performance of the Sponsors’ obligations to fund the equity financing provided for therein on the terms and subject to the conditions set forth therein and in the Merger Agreement.

Item 8.01 Other Events.

On December 23, 2024, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On December 23, 2024, the Company distributed an email to its employees regarding the proposed transaction. A copy of the email is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 23, 2024, by and among NH Holdings 2025, Inc., NH Holdings Acquisition 2025, Inc. and NeueHealth, Inc.

99.1	Press Release, issued on December 23, 2024

99.2	Email to Employees of NeueHealth, Inc., transmitted on December 23, 2024

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

*Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule (or similar attachment) to the SEC upon request.

Additional Information and Where to Find It

In connection with the transaction, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which will be sent or provided to Company stockholders. The Company, affiliates of the Company and affiliates of NEA intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. The Company may also file other documents with the SEC regarding the transaction. This Current Report on Form 8-K is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE COMPANY OR THE TRANSACTION BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement, the Schedule 13E-3 and other documents that are filed or will be filed with the SEC by the Company, when such documents become available, through the website maintained by the SEC at www.sec.gov or through the Company’s website at https://investors.neuehealth.com/home/default.aspx.

The transaction will be implemented solely pursuant to the Agreement and Plan of Merger, dated as of December 23, 2024, among the Company, NH Holdings 2025, Inc. and NH Holdings Acquisition 2025, Inc., which contains the full terms and conditions of the transaction.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in the definitive proxy statement for the 2024 annual meeting of stockholders of the Company, which was filed by the Company with the SEC on April 1, 2024 (the “Annual Meeting Proxy Statement”), and will be available in the Proxy Statement. Please refer to the sections captioned “Executive Compensation,” “Director Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in the Annual Meeting Proxy Statement. Holdings of the Company’s securities by certain of the Company’s employees, and any changes in the holdings of the Company’s securities by the Company’s directors or executive officers from the amounts described in the Annual Meeting Proxy Statement, have been reflected in the following Statements of Change in Ownership on Form 4 filed with the SEC: Form 4, filed by George Lawrence Mikan III on May 6, 2024; Form 4, filed by Jay Matushak on May 6, 2024; Form 4, filed Tomas Orozco on May 6, 2024; Form 4, filed by Jeffery Michael Craig on May 6, 2024; Form 4, filed by Jeffrey J. Scherman on May 6, 2024; Form 4, filed by Jay Matushak on May 13, 2024; Form 4, filed by Jeffrey J. Scherman on May 13, 2024; Form 4, filed by Kedrick D. Adkins, Jr. on May 14, 2024; Form 4, filed by Andrew M. Slavitt on May 14, 2024; Form 4, filed by Linda Gooden on May 14, 2024; Form 4, filed by Mohamad Makhzoumi on May 14, 2024; Form 4, filed by Robert J. Sheehy on May 14, 2024; Form 4, filed by Matthew G. Manders on May 14, 2024; Form 4, filed by Stephen Kraus on May 14, 2024; Form 4, filed by Manuel Kadre on May 14, 2024; Form 4, filed by Jeffrey R. Immelt on May 14, 2024; Form 4, filed by Mohamad Makhzoumi on October 3, 2024; Form 4, filed by Jay Matushak on October 8, 2024; and Form 4, filed by George Lawrence Mikan III on December 18, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements made in this Current Report on Form 8-K that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies, and statements as to the expected timing, completion and effects of the transaction. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans, expectations and financial guidance. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: the failure to complete the transaction on the anticipated terms and within the anticipated timeframe, including as a result of failure to obtain required stockholder or regulatory approvals or to satisfy other closing conditions; potential litigation relating to the transaction that could be instituted against NEA, the Company or their respective affiliates, directors, managers, officers or employees, and the effects of any outcomes related thereto; potential adverse reactions or changes to our business relationships or operating results resulting from the announcement, pendency or completion of the transaction; the risk that our stock price may decline significantly if the transaction is not consummated; certain restrictions during the pendency of the transaction that may impact our ability to pursue certain business opportunities or strategic transactions; costs associated with the transaction, which may be significant; the occurrence of events, changes or other circumstances that could give rise to the termination of the Merger Agreement, including in circumstances requiring us to pay a termination fee; our ability to continue as a going concern; our ability to comply with the terms of our credit facilities or any credit facility into which we enter in the future; our ability to receive the remaining proceeds from the sale of our Medicare Advantage business in California in a timely manner; our ability to obtain any short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently complete the wind down of our remaining Individual and Family Plan (“IFP”) and MA businesses, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to the transaction or due to corporate restructuring and any resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our business offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our care partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to obtain claims information timely and accurately; the impact of any pandemic or epidemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage any growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions, integrate acquired businesses, and quickly and efficiently divest businesses as needed; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to mitigate risks associated with our ACO businesses, including any unanticipated market or regulatory developments; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this Current Report on Form 8-K to conform these statements to actual results or changes in our expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeueHealth, Inc.

Date:	December 23, 2024	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary